Exhibit 26.e.9

Variable Adjustable Life Allocation Options
Minnesota Life Insurance Company - a Securian Financial company
Life New Business • 400 Robert Street North, St. Paul, MN 55101-2098

Instructions

This form is to be completed by the policyowner or the licensed financial professional.

•	Select either net premium allocations on pages 1-2 or choose a focused portfolio on page 3.

•	In Texas, the Guaranteed Account is not available for VAL Horizon.

•	Single NRPs will use the same allocation as net premium unless a different allocation is requested. To request a different allocation for Single Non Repeating Premium, complete the Single NRP column.

•	Billable NRPs will automatically use the same allocation as net premium.

•	If EGA Choice exists, then systematic rebalancing is required.

•	Monthly charge allocations are not allowed with EGA Choice.

•	For monthly charge allocations, select one of the monthly charge allocations boxes on page 1.

•	For rebalancing or transfers complete page 4.

•	If electing systematic rebalancing, also complete the net premium allocations column on pages 1-2.

•	If completing section D, then the cash value of the selected FROM accounts will be allocated in total to the TO accounts according to the percentages or dollar amounts indicated.

•	If a systematic rebalance is selected and 100% of the allocations are in one account, systematic rebalancing will not be added to the policy.

•	For partial surrender allocations, indicate on pages 1-2 and submit a policy change booklet.

•	For loan allocations, indicate on pages 1-2 and submit a Policy Service Request.

Securian Financial is the marketing name for Minnesota Life Insurance Company. Insurance products are issued by Minnesota Life Insurance Company.	Minnesota Life

F72225 Rev 9-2020	1 of 5

Variable Adjustable Life Allocation Options
Policy number	Insured name	Owner name (if different from insured)	Date	Firm/rep code

This transaction was initiated by:     ☐  Policyowner    ☐  Financial professional

•	Select net premium allocations. Allocations must be in increments of 1%; minimum is 1%. Allocations must total 100%.

•	Check one for monthly charge allocations:

☐	Request to assess monthly charge allocations other than proportionately (indicate below).

☐	Request the same monthly charge allocations as the net premium selection.

☐	Request to cancel existing monthly charge allocations.

Account Options	Fund ID	Net Premium %	Single NRPA %	Monthly Charges %	Loan/Partial Surrenders %
Guaranteed Account	GIA/GPA
AB VPS International Value	ABI2
American Century® VP Disciplined Core Value Fund - Class II	ACIG
American Century® VP Inflation Protection	ACIP
American Funds IS Capital World Bond Fund	AFC2
American Funds IS Global Growth Fund	AFGG
American Funds IS Global Small Capitalization Fund	AFGS
American Funds IS Growth Fund	AFGR
American Funds IS Growth-Income Fund	AFGI
American Funds IS International Fund	AFIN
American Funds IS New World Fund®	AFNW
American Funds IS U.S. Govt./AAA-Rated Securities Fund	AFUS
Fidelity VIP Equity-Income	FVEI
Fidelity VIP Mid Cap	FVMC
Franklin Mutual Shares VIP Fund	FMSH
Franklin Small Cap Value VIP Fund	FSV2
Franklin Small-Mid Cap Growth VIP Fund	FSMG
Goldman Sachs VIT High Quality Floating Rate Fund	GSHQ
Invesco Oppenheimer V.I. International Growth/VA	OIG
Invesco Oppenheimer V.I. Main Street Small Cap®/VA	OMSS
Invesco V.I. American Value	INAV
Invesco V.I. Comstock	INCS
Invesco V.I. Equity and Income	INEI
Invesco V.I. Growth and Income	INGI
Invesco V.I. Small Cap Equity	INSE
Ivy VIP Asset Strategy	IVAS
Ivy VIP Balanced	IVBL
Ivy VIP Core Equity	IVCE
Ivy VIP Global Growth	IVGG
Ivy VIP Natural Resources	IVNR
Ivy VIP High Income	IVHI
Ivy VIP International Core Equity	IVIC
Ivy VIP Mid Cap Growth	IVMD
Ivy VIP Science and Technology	IVST
Ivy VIP Small Cap Core	IVSC
Ivy VIP Value	IVVL

Minnesota Life
F72225 Rev 9-2020	2 of 5

Account Options	Fund ID	Net Premium %	Single NRPA %	Monthly Charges %	Loan/Partial Surrenders %
Janus Henderson VIT Balanced Portfolio	JBP
Janus Henderson VIT Forty Portfolio	JHF
Janus Henderson VIT Overseas Portfolio	JOVS
Janus Henderson VIT Mid Cap Value	JHMV
MFS® VIT II International Intrinsic Value	MIV2
MFS® VIT Mid Cap Growth Series	MMC
Morgan Stanley VIF Emerging Markets Equity	MSEM
Morningstar Aggressive Growth ETF Asset Allocation Portfolio	MAG
Morningstar Balanced ETF Asset Allocation Portfolio	MB
Morningstar Conservative ETF Asset Allocation Portfolio	MC
Morningstar Growth ETF Asset Allocation Portfolio	MG
Morningstar Income & Growth ETF Asset Allocation Portfolio	MIG
Neuberger Berman AMT Sustainable Equity Portfolio	NBSE
PIMCO VIT Low Duration	PLD
PIMCO VIT Total Return	PTR
Putnam VT Equity Income	PEI
Putnam VT Growth Opportunities	PGOF
Putnam VT International Equity	PIE
Putnam VT Sustainable Leaders	PSLF
SFT Core Bond Fund	SCB2
SFT Government Money Market Fund	SGMM
SFT Index 400 Mid-Cap Fund	SI42
SFT Index 500 Fund	SI52
SFT International Bond Fund	SIB2
SFT Real Estate Securities Fund	SRE2
SFT Ivy Growth Fund	SIGR
SFT Ivy Small Cap Growth Fund	SISG
SFT Wellington Core Equity Fund	SWC2
SFT T. Rowe Price Value Fund	STRV
Templeton Developing Markets VIP Fund	TDM

Minnesota Life
F72225 Rev 9-2020	3 of 5

Variable Adjustable Life Allocation Options

Policy number	Insured name	Owner name (if different from insured)	Date	Firm/rep code

This transaction was initiated by:     ☐  Policyowner    ☐  Financial professional

Focused Portfolios are only available for Variable Adjustable Life products

Focused Portfolios (March 2019)

Please refer to your prospectuses for detailed information related to the available underlying funds, including share class and expenses. Pre-built Portfolios provide a strategy for diversifying investments. They do not guarantee a profit or protect against loss.

☐	AGGRESSIVE GROWTH
	11%	STRV-SFT T. Rowe Price Value Fund
	10%	MIV2-MFS VIT II International Intrinsic Value
	10%	INCS-Invesco VI Comstock
	9%	FSV2-Franklin Small Cap Value VIP Fund
	7%	JHF-Janus Henderson VIT Forty
	7%	AFGR-American Funds IS Growth Fund
	6%	IOIG-Invesco Oppenheimer V.I. International Growth/VA
	6%	SISG-SFT Ivy Small Cap Growth
	6%	JHMV-Janus Henderson VIT Mid Cap Value
	5%	IVNR-Ivy VIP Natural Resources
	5%	SRE2-SFT Real Estate Securities Fund
	5%	AFGS-American Funds IS Global Small Cap
	4%	IVIC-Ivy VIP International Core Equity
	4%	SI42-SFT Index 400 Mid-Cap Fund
	3%	AFNW-American Funds IS New World Fund
	2%	MSEM-Morgan Stanley VIF Emerging Markets Equity

☐	GROWTH
	8%	FSV2-Franklin Small Cap Value VIP Fund
	8%	STRV-SFT T. Rowe Price Value Fund
	7%	MIV2-MFS VIT II International Intrinsic Value
	7%	INCS-Invesco VI Comstock
	6%	JHF-Janus Henderson VIT Forty
	6%	SIB2-SFT International Bond
	6%	AFGR-American Funds IS Growth Fund
	6%	SCB2-SFT Core Bond
	5%	IVNR-Ivy VIP Natural Resources
	5%	SRE2-SFT Real Estate Securities Fund
	5%	AFGS-American Funds IS Global Small Cap
	5%	IOIG-Invesco Oppenheimer V.I. International Growth/VA
	4%	AFGB- American Funds IS Global Bond Fund
	4%	IVMD-Ivy VIP Mid Cap Growth
	4%	JHMV-Janus Henderson VIT Mid Cap Value
	3%	IVHI-Ivy VIP High Income
	3%	AFNW-American Funds IS New World Fund
	3%	IVIC-Ivy VIP International Core Equity
	2%	MSEM-Morgan Stanley VIF Emerging Markets Equity
	2%	SI42-SFT Index 400 Mid-Cap Fund
	1%	PTR-PIMCO VIT Total Return

☐	CONSERVATIVE GROWTH
	16%	SCB2-SFT Core Bond
	8%	STRV-SFT T. Rowe Price Value Fund
	7%	INCS-Invesco VI Comstock
	6%	SIB2-SFT International Bond
	5%	IVHI-Ivy VIP High Income
	5%	PLD-Pimco VIT Low Duration
	5%	IVNR-Ivy VIP Natural Resources
	5%	SRE2-SFT Real Estate Securities Fund
	5%	JHF-Janus Henderson VIT Forty
	5%	AFGS-American Funds IS Global Small Cap
	5%	MIV2-MFS VIT II International Intrinsic Value
	5%	AFGR-American Funds IS Growth Fund
	4%	AFC2-American Funds IS Capital World Bond Fund
	4%	PTR-PIMCO VIT Total Return
	3%	AFNW-American Funds IS New World Fund
	3%	IOIG-Invesco Oppenheimer V.I. International Growth/VA
	3%	FSV2-Franklin Small Cap Value VIP Fund
	2%	MSEM-Morgan Stanley VIF Emerging Markets Equity
	2%	IVIC-Ivy VIP International Core Equity
	2%	JHMV-Janus Henderson VIT Mid Cap Value

☐	INCOME AND GROWTH
	21%	SCB2-SFT Core Bond
	9%	PLD-Pimco VIT Low Duration
	7%	IVHI-Ivy VIP High Income
	7%	STRV-SFT T. Rowe Price Value Fund
	7%	PTR-PIMCO VIT Total Return
	6%	SIB2-SFT International Bond
	6%	INCS-Invesco VI Comstock
	5%	IVNR-Ivy VIP Natural Resources
	5%	SRE2-SFT Real Estate Securities Fund
	4%	JHF-Janus Henderson VIT Forty
	4%	AFC2-American Funds IS Capital World Bond Fund
	4%	MIV2-MFS VIT II International Intrinsic Value
	4%	AFGR-American Funds IS Growth Fund
	3%	AFUS-American Funds IS US Govt/ AAA Rated Securities
	3%	SGMM-SFT Government Money Market
	3%	IOIG-Invesco Oppenheimer V.I. International Growth/VA
	2%	IVIC-Ivy VIP International Core Equity

☐	INCOME
	28%	SCB2-SFT Core Bond
	14%	PLD-PIMCO VIT Low Duration
	10%	IVHI-Ivy VIP High Income
	9%	PTR-PIMCO VIT Total Return
	6%	SIB2-SFT International Bond
	5%	SGMM-SFT Government Money Market
	5%	IVNR-Ivy VIP Natural Resources
	5%	SRE2-SFT Real Estate Securities Fund
	4%	AFC2-American Funds IS Capital World Bond Fund
	4%	AFUS-American Funds IS US Govt/ AAA Rated Securities
	3%	STRV-SFT T. Rowe Price Value Fund
	3%	AFGR-American Funds IS Growth Fund
	2%	INCS-Invesco VI Comstock
	2%	JHF-Janus Henderson VIT Forty

These Portfolios are developed by Securian Financial Services, Inc. and may change based on their analysis. Keep in mind, your allocations will not automatically be updated to reflect any future changes. If you would like to stay current with any Securian Financial Services, Inc. adjustments, talk to your financial professional.

Minnesota Life
F72225 Rev 9-2020	4 of 5

Variable Adjustable Life Allocation Options

Policy number	Insured name	Owner name (if different from insured)	Date	Firm/rep code

This transaction was initiated by:     ☐  Policyowner    ☐  Financial professional

To elect a combination of rebalance, one-time transfer, and DCA, complete a separate page for each.

Rebalance

I elect to (check all that apply)

☐	One-time rebalance of account cash values (complete D)

☐	Start a systematic rebalance (complete A, B, C, pgs 1-2)

☐	Change allocations of a systematic rebalance (complete A, pgs 1-2)

☐	Change the frequency of a systematic rebalance (complete A, C)

☐	Change the systematic rebalance date (complete A, B)

☐	Cancel the systematic rebalance (complete A)

Transfer

I elect to (check all that apply)

☐	One-time transfer of account cash values (complete D)

☐	Start a systematic transfer (complete A, B, C, D)

☐	Change allocations of a systematic transfer (complete A, D)

☐	Change the frequency of a systematic transfer (complete A, C)

☐	Change the systematic transfer date (complete A, B)

☐	Cancel the systematic transfer (complete A)

Complete the appropriate sections below for the requested transaction above

A. Start/Change/End

☐ Begin on __________ month    ___________ year

☐ Change on __________ month    ___________ year

☐ End on __________ month    ___________ year

B. Day

☐ 10th of the month     ☐ 20th of the month

C. Frequency

Systematic Rebalance Only:

☐ Quarterly     ☐ Semi-annual     ☐ Annual

Systematic Transfer Only:

☐ Monthly ☐ Quarterly ☐ Semi-annual ☐ Annual

D. Allocations - Rebalance amounts indicated must all be in %. Transfer amounts indicated must all be in % or all in $. Percentages must be in increments of 1%; minimum is 1%. Dollar amounts must be in whole dollars. The ‘From’ columns total must match the ‘To’ columns total. To rebalance from all account with cash value, check here ☐

From			To
Sub-Account:	$	%	Sub-Account:	$	%
Sub-Account:	$	%	Sub-Account:	$	%
Sub-Account:	$	%	Sub-Account:	$	%
Sub-Account:	$	%	Sub-Account:	$	%
Sub-Account:	$	%	Sub-Account:	$	%
Sub-Account:	$	%	Sub-Account:	$	%
Sub-Account:	$	%	Sub-Account:	$	%
Sub-Account:	$	%	Sub-Account:	$	%
Sub-Account:	$	%	Sub-Account:	$	%

Minnesota Life
F72225 Rev 9-2020	5 of 5